Exhibit 99.3

WEX Board of Directors Authorizes Increased Share Repurchase Program

Amended Program Authorizes Repurchase of up to $650 Million Worth of Company Stock

PORTLAND, Maine--(BUSINESS WIRE)--October 27, 2022--WEX (NYSE: WEX), the global commerce platform that simplifies the business of running a business, announced that its board of directors has authorized an amended share repurchase program under which up to $650 million worth of WEX’s common stock may be repurchased.

The current share repurchase program, first announced in August, initially authorized the Company to repurchase up to $150 million of common stock over a four year period through August 23, 2026. This amendment increases the repurchase authorization to $650 million of common stock and shortens the duration to December 31, 2025.

This year, WEX has repurchased $225 million of its common stock, including $75 million representing 536,566 shares under the current program during the month of October 2022. Accordingly, as of today, the Company has approximately $575 million of capacity remaining under the current repurchase authorization. Furthermore, WEX purchased approximately $150 million under a previously authorized, substantially completed, and terminated share repurchase program.

“As we outlined at our investor day in March, we are focused on investing for growth, executing strategic M&A that expands our reach, and maintaining a strong and flexible balance sheet. At the same time, we are committed to returning capital to shareholders when conditions are appropriate. Given current valuations, we see this as an attractive time to buy our own shares,” said Melissa Smith, Chair and CEO. “This amended authorization reflects our board and management team’s confidence in WEX’s ability to generate strong earnings and free cash flow. We believe WEX is well positioned to continue investing for growth while opportunistically returning capital to shareholders.”

Under the amended program, repurchases may be made on a discretionary basis from time to time through open market purchases, privately negotiated transactions, accelerated share repurchase programs or other derivative transactions, issuer self-tender offers, any combination of the foregoing, or any other purchase techniques deemed appropriate. The timing and amount of any transactions are subject to the discretion of WEX based upon, among other things, market conditions and other opportunities that the Company may have for the use or investment of its cash balances. In addition, repurchases are subject to the availability of shares of stock for purchase, prevailing market conditions, the trading price of the Company’s stock and the Company's financial performance. The repurchase program does not obligate WEX to acquire any specific number of shares and may be modified, discontinued or suspended at any time. WEX intends that all instructions for the repurchase of shares under this program shall be in compliance with Rule 10b-18 and the covenants or provisions of any debt or other obligations then outstanding. Purchases may be executed through the use of Rule 10b5-1 trading plans or other techniques.

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding: the Company’s intention or ability to engage in repurchases of its common stock; the conditions and methods under which such repurchases may occur; the amount and/or prices of any such repurchases; and, the time frame during which such repurchases may occur. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. There can be no guarantee that the Company will be able to repurchase or actually repurchase any of its common stock or receive any expected benefits from the share repurchase program in the expected time frame, or at all. In particular, our expectations regarding the share repurchase program could be affected by, among other things, the strength of the Company’s balance sheet, the availability of the Company’s stock for repurchase, any limitations imposed by the Company’s debt or other obligations then outstanding, and the Company’s strategy, business, financial position and operations, as well as other risks and uncertainties identified in Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, and any similar disclosures made in subsequent reports filed with the SEC. The Company’s forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, or disposition. The forward-looking statements speak only as of the date of this release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts

News media: WEX, Rob Gould, 207-329-1520, Robert.Gould@wexinc.com

Investor: WEX, Steve Elder, 207-523-7769, Steve.Elder@wexinc.com